Exhibit 99.1

Citizens Holding Company Completes Merger with Charter Bank

Philadelphia, MS (October 1, 2019) – Citizens Holding Company (“Citizens”) (Nasdaq: CIZN), the parent company of The Citizens Bank of Philadelphia (“Citizens Bank”) announced today that it has completed its merger with Charter Bank (“Charter”), effective October 1, 2019. The combined company now has approximately $1.2 billion in total assets with 28 offices spread throughout Mississippi.

“We are excited to have completed our merger with Charter Bank. This merger expands our presence on the MS Gulf Coast and we also believe this merger will benefit both Charter’s and our existing clients with expanded locations, services and products. We look forward to building an even stronger community bank with Charter being a part of the Citizens Bank family” commented Gregory L. McKee, President & Chief Executive Officer of Citizens.

Founded in 2008, Charter has 4 locations throughout the MS Gulf Coast region. As of June 30, 2019, Charter had approximately $154 million in total assets, approximately $104 million in loans and $128 million in total deposits.

About Citizens Holding Company

Citizens Holding Company, headquartered in Philadelphia, Mississippi, is a financial holding company that owns The Citizens Bank of Philadelphia. Citizens currently has 24 banking locations in Mississippi and offers full-service commercial banking, mortgage lending and title insurance services in addition to a full range of Internet banking services. As of June 30, 2019, Citizens had $1.0 billion in total assets, $795 million in deposits, and $466 million in gross loans. For additional information, locations and hours of operation, please visit the Bank’s website, www.thecitizensbankphila.com.

Citizens stock is listed on the NASDAQ Global Market and is traded under the symbol CIZN. The Company’s transfer agent is American Stock Transfer & Trust Company. Information about Citizens may be obtained by accessing its corporate website at www.citizensholdingcompany.com.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding the Company’s or Charter’s financial position, results of operations, business strategies, plans, objectives and expectations for future operations, are forward looking statements. The Company can give no assurances that the assumptions upon which such forward-looking statements are based will prove to have been correct. Forward-looking statements speak only as of the date they are made. The Company does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions. The risks and uncertainties that may affect the operation, performance, development and results of the Company’s and the Bank’s business include, but are not limited to, the following: (a) the risk of adverse changes in business conditions in the banking industry generally and in the specific markets in which the Company operates; (b) changes in the legislative and regulatory environment that negatively impact the Company and Bank through increased operating expenses; (c) increased competition from other financial institutions; (d) the impact of technological advances; (e) expectations about the movement of interest rates, including actions that may be taken by the Federal Reserve Board in response to changing economic conditions; (f) changes in asset quality and loan demand; (g) expectations about overall economic strength and the performance of the economics in the Company’s market area; and (h) other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks materialize or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.